THE RAINBOW FUND, INC.

                        375 South End Avenue, Suite 28-L
                               New York, NY 10280
                                 (646) 279-7206




                                   SEMI-ANNUAL
                                     REPORT

                                 APRIL 30, 2003











The financial information herein is not audited. This means that it is taken from the records of the Fund without any audit or other examination by independent accountants who do not express an opinion thereon.

This report is authorized for distribution only when preceded or accompanied by the prospectus of The Rainbow Fund, Inc., which includes information about investment policies, redemption of shares of the Fund, voting privileges, and shareholders' purchase plans.

Notes to Financial Statements
April 30, 2003

1.   Significant Accounting Policies
     The company is registered under the Investment Company Act of 1940, as a non-diversified, open-end management investment company whose objective is growth of capital.
     A. Security Valuation - Investments in securities traded on a national securities exchange are stated at the last reported sales price on the day of valuation; securities traded in the over-the-counter market and listed securities for which no sale was reported on that date are stated at the last quoted bid price, except for short positions and call options written, for which the last quoted asked price is used. Short-term notes are stated at amortized cost, which approximates value.
     B. Federal Income Taxes - The company's policy is to comply with the requirements of the Internal Revenue Code that are applicable to regulated investment companies and to distribute all its taxable income to its shareholders. Therefore, no federal income tax provision is required.
     C. Other - The company follows industry practice and records security transactions on the trade date. Dividend income is recognized on the ex-dividend date and interest income is recognized on an accrual basis.
     D. Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assests and liabilities at the date of the financial statements. Actual results could differ from those estimates.
     E. Reclassification of Captial Accounts - The Fund accounts and reports for distributions to shareholders in accordance with the American Institute of Certified Public Accountants' Statement of Positiion 93-2: Determination, Disclosure, and Financial Statement Presentation of Income, Capital and Return of Capital Distributions by Investment Companies. For the six month period ended April 30, 2003, the Fund decreased paid-in capital by $70,523 due to the Fund Experiencing net investment losses. Accumulated net realized loss on investments and net assets were not affected by this change.

2.   Capital Share Transactions
 At April 30, 2003, there were 2,000,000 shares of par value stock authorized.

Transactions in capital stock were as follows:


                                               Shares              Amount
                                               ------              ------
                                                  (000s Omitted)
                       Six months ended        Oct 31      Six months ended       Oct 31
                         April 30,2003          2002        April 30,2003          2002
                         -------------          ----        -------------          ----
Shares sold and
    Reinvestments             --                 --               --                --
Shares redeemed               --                (820)             --             $(2,306)
                       ------------------------------------------------------------------
Net decrease                  --                (820)             --             $(2,306)
                       ==================================================================


3.   Investments Transactions
     The cost of the purchases and proceeds from sales of investment securities other than U.S. Government obligations and short term notes were $197,835 and $849,282 respectively.

     Based on cost for federal income tax purposes:

(a)  Aggregate gross unrealized appreciation
     for all securities in which there is an ex-
     cess of value over costs.................          $    --
(b)  Aggregate gross unrealized depreciation
     for all securities in which there is an ex-
     cess of costs over value...................       ($18,112)
                                                        -------
(c)  Net unrealized depreciation............           ($18,112)
                                                        -------
(d)  Aggregate cost of common stocks for
     federal income tax purposes............            $84,038
                                                        -------
4.   Investment Advisory Fees
  The company pays advisory fees for investment management and advisory services under a management agreement ("Agreement") that provides for fees to be computed at an annual rate of .625 percent of the average annual net asset value with respect to that portion of net assets not exceeding $2,000,000; .5 percent with respect to that portion of net assets between $2,000,000 and $5,000,000; and .375% of such assets in excess of $5,000.000. The Agreement provides for a fee reduction, but not below zero, by the amount, if any, by which the expenses of the Fund (exclusive of such compensation, interest, brokerage commissions, taxes, dividends on short sales and legal fees incurred in connection with litigation in which the Fund is a plaintiff) exceed the following percentages of average annual net assets of the Fund: $0 -- $10,000,000 - 3%; $10,000,000 -
$30,000,000-1/2%;  and above  $30,000,000 - 1/4%. The advisor's fee will also be reduced (but not below zero) by 50% of the amount by which brokerage fees received by the advisor in respect of the Fund's portfolio transactions exceed 2% of the Fund's average annual net assets.

 Notes to Financial Statements
 April 30, 2003

             The advisory fee computation during the eighteen month
                      period ended April 30, 2003 follows:

                                               Reduction Due to
                                                  Limitations
                          ------------------------------------------------------
                                      Gross                               Net
   Fiscal                           Advisory                 Commis-    Advisory
    Year                              Fee       Expenses      sions       Fees
--------------------------------------------------------------------------------
6 months ended April 30, 2003       $2,028       $2,028         -0-       -0-
Fiscal Year 2002                    $4,522       $4,522         -0-       -0-


     Under the Advisory Agreement, it is recognized that the advisor will act as the Fund's principal broker. During the period, the Fund paid aggregate commissions of $9,157 to brokers, through whom the advisor's brokerage transactions were cleared. Of the commissions paid, $8,397 was paid to the principals of the advisor.


5.   Loss Carryovers and Distribution to Shareholders
     At October 31, 2002, the Fund had capital loss carryovers in the amount of $51,557 available to offset future capital gains, of which $22,831 expires in 2007 and $28,726 expires in 2010. There were no distributions to shareholders for the eighteen month period ended April 30, 2003.

Investments in Securities
April 30,2003 (unaudited)
Common Stocks: 10.17%

                                                                                                   Market
Shares     Item                                                                                    Value
------     ----                                                                                    -----
           HONG KONG HANG SENG                                                     (3.16%)
374        .....................................................................                      20,476.50
                                                                                                    -----------
           STELMARE SHIPPING                                                       (7.01%)
3,000     ..................................................                                          45,450.00
                                                                                                    -----------



           TOTAL COMMON STOCKS & WARRANTS (Cost $84.038)                                           $  65,926.50
                                                                                                    -----------
           TOTAL INVESTMENTS IN SECURITIES (Cost $84.038)...............(10.17%)                   $  65,926.50
                                                                                                    -----------
           OTHER ASSETS LESS LIABILITIES......................................(89.83%)             $ 582,923.06
                                                                                                    -----------
           TOTAL NET ASSETS...................................................(100.00%)            $ 648,849.56
                                                                                                    -----------




* Denotes non-income producing security
The notes to the financial statements are an integral part of these statements.



Statement of Assets and Liabilities
April 30, 2003 (unaudited)

ASSETS:
Investments in securities, at  value (Note 1A)..................................$      65,926
       (Identified Cost $84,038)
Cash  and Cash equivalents......................................................      580,224
Dividends & Interest receivable ................................................        2,777
         TOTAL ASSETS...........................................................      648,850
                                                                                 ------------

LIABILITIES:

NET ASSETS (equivalent to $2.564 per share based on 253,098 shares of capital stock outstanding) (Note 3)
.................................................................................$     648,850
                                                                                 ============
Components of Net Assets
Paid in Capital.................................................................$     718,519
Accumulated net realized loss on investment transactions........................      (51,557)
Accumulated unrealized appreciation (depreciation) on:..........................
                                   Investments..................................      (18,112)
                                                                                 ------------
         NET ASSETS.............................................................$     648,850
                                                                                 ============

                                   I

Statement of Changes in Net Assets

                                                                                Six months ended     Year ended
                                                                                    April 30,        October 31,
                                                                                2003 (unaudited)        2002
                                                                                ----------------    -------------
Increase (decrease) in net assets from operations:
Investment loss net............................................................. $     (70,523)     $    (62,423)

Net realized gain from investments  ............................................        54,827           (28,726)
Net change in unrealized depreciation...........................................        16,046           (12,357)
                                                                                 -------------      -------------
Net increase (decrease) in net assets resulting from operations.................           350           (88,617)


Capital share transactions (Note 2).............................................            --            (2,306)
                                                                                 -------------      -------------
       Total increase (decrease) in net assets..................................           350             66,200


Net Assets:
       Beginning of period  ....................................................       648,500            754,312
                                                                                 -------------      -------------
       End of period............................................................ $     648,850      $     648,500
                                                                                 =============      =============

The notes to financial statements are an integral part of these statements




Statement of Operations
For the six months ended April 30, 2003 (unaudited)
Investment Income:
Income:
     Dividends.................................................................. $       3,245
     Interest...................................................................           293
           TOTAL INCOME......................................................... $       3,538
Expenses:                                                                        -------------
--------
Investment Advisory Fee (Note 4)...............................................  $       2,028
Professional Fees...............................................................        32,177
Custodian Fees..................................................................         1,280
Transfer Agent Fees.............................................................         3,000
Portfolio Pricing and Accounting Fees...........................................         7,000
Reports to Shareholders.........................................................           246
State and Local Taxes...........................................................           689
Directors' Fees and Expenses....................................................           300
Other...........................................................................        29,369
                                                                                 -------------
TOTAL EXPENSES..................................................................        76,089
EXPENSE WAIVED  ................................................................ $      (2,028)
                                                                                 -------------
NET EXPENSES  ..................................................................        74,061
                                                                                 -------------
NET INVESTMENT LOSS ............................................................ $     (70,523)
NET REALIZED GAIN ON:                                                            -------------
         Investments............................................................        54,827

NET CHANGE IN UNREALIZED DEPRECIATION DURING THE YEAR ON:
         Investment securities..................................................        16,046
                                                                                 -------------
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS.................................        70,873
                                                                                 -------------
NET increase IN NET ASSETS RESULTING FROM OPERATIONS  .......................... $         350
                                                                                 =============

The notes to financial statements are an integral part of these statements.

                  The Rainbow Fund, Inc.
                  FINANCIAL HIGHLIGHTS
                  For a capital share outstanding throughout each year
                                                                                Six months ended         Year ended
                                                                                 April 30,2003           October 31
                                                                                ----------------------------------------------

                                                                                             2002      2001     2000     1999
                  Net Asset Value, Beginning of the Year                      $ 2.56       $ 2.97     $ 3.32   $ 3.47   $ 3.59
                                                                               -----------------------------------------------
                  Income From Investment Operations                            (0.28)       (0.25)     (0.16)   (0.13)   (0.03)
                       Net Investment Loss


                      Net Realized & Unrealized Gain/Loss On Investments        0.28        (0.16)     (0.19)   (0.02)   (0.09)
                                                                               -----------------------------------------------
                      Total From Investment Operations                          0.00        (0.41)     (0.35)   (0.15)   (0.12)


                      Less Distributions:
                         From Net Capital Gains                                   --           --         --       --       --
                                                                               -----------------------------------------------
                      Total Distribution                                          --           --         --       --       --


                      Net Asset Value, End of Year                            $ 2.56       $ 2.56     $ 2.97   $ 3.32   $ 3.47
                                                                               -----------------------------------------------
                      Total Return                                              0.15%      (13.80%)   (10.54%)  (4.32%)  (3.34%)

                      Ratios / Supplemental Data:
                      Net Assets, End of Year (thousands)                     $  649       $  649     $  754   $  849   $  921
                                                                               -----------------------------------------------

                      Ratio of Expenses to Average Net Assets                  11.40%       11.87%      7.27%    6.48%    6.01%
                                                                               -----------------------------------------------
                      Ratio of Expenses to Average Net Assets                               12.49%
                      Prior to Reimbursement

                      Ratio of Net Investment Loss to
                         Average Net Assets                                   (10.87%)      (8.57%)    (5.21%)  (4.13%)  (3.71%)
                         Portfolio Turnover                                                    60%       122%      220%    127%

THE RAINBOW FUND, INC.

375 South End Ave Suite, #28-L
New York,  NY  10280
(646) 279-7206

CUSTODIAN
US Bank
425 Walnut St. Mail location 6118
Cincinnati, OH 45201

TRANSFER AGENT
Investor Data Services
375 South End Avenue, Suite, #28-L
New York, NY 10280

COUNSEL
Kirkpatrick & Lockhart, LLP
599 Lexington Avenue, 32nd Floor
New York, NY 10022-6030

INDEPENDENT AUDITOR
Tait, Weller & Baker
1818 Market Street, Suite 2400
Philadelphia, PA 19103

OFFICERS AND DIRECTORS:                                            SEMI-ANNUAL
----------------------                                                REPORT
ARIEL J. GOODMAN
Chairman, President, Treasurer & Secretary                        APRIL 30, 2003
General Partner of  Furman Anderson & Co.
General Partner of  Investor Data Services

STUART BECKER
Certified Public Accountant
President of Becker & Company, LLC



This report is authorized for distribution only when preceded or accompanied by the prospectus of The Rainbow Fund, Inc., which includes information about investment policies, redemption of shares of the Fund, voting privileges, and shareholders' purchase plans. - April 30, 2003